Exhibit 32.1



   CERTIFICATION BY THE PRINCIPAL EXECUTIVE AND PRINCIPAL
                    FINANCIAL OFFICER OF
               COMPETITIVE TECHNOLOGIES, INC.
                 PURSUANT TO SECTION 906 OF
       THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


     I, John B. Nano, am President, Chief Executive Officer and Chief Financial Officer of Competitive Technologies,
Inc. (the Company).

     This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2003 (the Report).

     I hereby certify that to the best of my knowledge:

     1.   The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.


Date: October 29, 2003        /s/ John B. Nano
                              John B. Nano
                              President,
                              Chief Executive Officer and
                              Chief Financial Officer of
                              Competitive Technologies, Inc.